SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: December 29, 2017

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Madison Avenue, 5th Floor, New York, N.Y.	10016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act;
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
☐	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into Material Definitive Agreements

Omagine, Inc. (the ”Company”) and Adar Bays, LLC (“Adar Bays”), an accredited investor, entered into a convertible promissory note dated December 29, 2017 (the “Adar Bays Convertible Note” or the “Adar Note”) for the principal amount of $57,500. The Maturity date of the Adar Note is December 29, 2018 and the Adar Note may be prepaid at any time on or before June 26, 2018 with interest at 12% per annum. The Adar Note is convertible into the Company’s Common Stock after 180 days from the Issuance Date at a conversion price equal to fifty percent of the lowest trading price for the Common Stock during the twenty trading day consecutive period ending on the latest compete trading day prior to the Conversion Date. The Company received the proceeds of the Adar Note on December 29, 2017.

The foregoing summary of the terms of the transaction do not purport to be complete and is qualified in its entirety by reference to the full text of the Adar Bays Convertible Note and the Adar Bays Securities Purchase Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

The Company and Einstein Investments LLC (“Einstein”), an accredited investor, entered into a convertible promissory note dated January 2, 2018 (the “Einstein Convertible Note” or the “Einstein Note”) for the principal amount of $65,625. The Maturity date of the Einstein Note is October 2, 2018 and the Einstein Note may be prepaid at any time on or before June 30, 2018 with interest at 12% per annum. The Einstein Note is convertible into the Company’s Common Stock after 180 days from the Issuance Date at a conversion price equal to fifty percent of the lowest trading price for the Common Stock during the twenty trading day consecutive period ending on the latest compete trading day prior to the conversion date. The Company received the proceeds of the Einstein Note on January 3, 2018.

The foregoing summary of the terms of the transaction do not purport to be complete and is qualified in its entirety by reference to the full text of the Einstein Convertible Note and the Einstein Securities Purchase Agreement attached hereto as Exhibits 10.3 and 10.4, respectively.

Item 8.01 - Other Events

On December 7, 2017 pursuant to a resolution of the Board of Directors, the expiration date of the Company’s 6,422,124 issued and outstanding warrants (3,211,062 warrants exercisable at $5 per share and 3,211,062 warrants exercisable at $10 per share) was extended from December 31, 2017 to June 30, 2018. All other terms and conditions of the Warrants remain the same.

As previously disclosed the Company continues to address its chronically recurring cash liquidity issues via sales of Notes such as the Adar Bays Convertible Note, the Einstein Convertible Note and other notes and equity sales via private placements with accredited investors and/or via the SEDA with YA. The Company uses the proceeds from such debt and equity sales to finance its ongoing operations including continuing its financial support of its majority owned subsidiary Omagine LLC (“LLC”). As has frequently been the case in the past the Company is presently in a perilous cash position since it alone is financially supporting LLC because of CCC’s default and RCA’s delayed payment of its required investment into LLC (See our June 30, 2017 report on Form 10-Q filed with the SEC for further details). As in the past, the Company continues its efforts to raise cash to pay its obligations as they come due, some of which are past due as of the date hereof. The Company is in discussions with a European investment fund and with other U.S. and Asian financing sources and hopes (but is uncertain if it will) close an equity sale at LLC in the near future (although absolutely no assurance whatsoever of the closing of any such equity sale at LLC or other financing for the Company can be given until it is actually accomplished). The Company is also in discussions with Royal Court Affairs (RCA) which represents His Majesty Sultan Qaboos and is the Company’s partner in Omagine LLC in order to induce RCA to invest its overdue $20 million equity investment into LLC. LLC management (and its attorney) have recently written directly to His Majesty the Sultan about this matter. Management spoke to the RCA representative on January 4, 2018 and we were informed that a conclusion of this matter would occur shortly once His Majesty was further briefed by the RCA staff. For many, many months now (since July 2016 and more intensely since at least April of 2017), RCA has indicated to the Company that they would resolve the ongoing internal Oman government discussions about how and when the Omagine Project should proceed – including the how and when of RCA’s long overdue $20 million equity investment into LLC. In spite of these continued assurances from RCA, as of the date hereof the Company has received no definitive decision or guidance from RCA on this matter. We are hopeful (but more than a little uncertain) that – as the RCA representative informed us on January 4, 2018 - a conclusion of this matter will occur shortly once His Majesty has been further briefed by the RCA staff. The conclusion of either one or more of the aforementioned equity investments into LLC will result in a substantial payment by LLC to Omagine, Inc. which would resolve the Company’s long-standing cash liquidity issues.

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Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. Although (with the possible exception of RCA’s assurances of a timely and/or definitive response to LLC regarding RCA’s long overdue $20 million equity investment into LLC), the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions. The Company's actual results could differ materially from those set forth or implied in such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibit Numbers and Description:

Exhibit No.	Description
Exhibit 10.1	Convertible Promissory Note dated December 29, 2017 and issued by Omagine, Inc. in favor of Adar Bays, LLC.

Exhibit 10.2	Securities Purchase Agreement dated December 29, 2017 by and between Omagine, Inc. and Adar Bays, LLC.

Exhibit 10.3	Convertible Promissory Note dated January 2, 2018 and issued by Omagine, Inc. in favor of Einstein Investments LLC.

Exhibit 10.4	Securities Purchase Agreement dated January 2, 2018 by and between Omagine, Inc. and Einstein Investments LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)
Dated: January 5, 2018

	By:	/s/ Frank J. Drohan,
Frank J. Drohan, Chairman of the Board, President and Chief Executive Officer

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